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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Evolution Petroleum Corporation pertaining to the Company's 2003 Stock Option Plan, the Company's 2004 Stock Plan, and various warrant agreements of our report dated September 25, 2007 with respect to the consolidated financial statements of Evolution Petroleum Corporation that is included in its Annual Report on Form 10-KSB for the year ended June 30, 2007 and filed with the Securities and Exchange Commission.

HEIN & ASSOCIATES LLP
Houston, Texas
July 2, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM